AMENDMENT AGREEMENT - GRACO EXECUTIVE LONG TERM INCENTIVE AGREEMENT
                            (RESTRICTED STOCK AWARD)


Amendment Agreement, entered into this 22nd day of February, 1999, by and between Graco Inc., a Minnesota corporation (the "Company"), and George Aristides ("Mr. Aristides") which amends the Agreement between the parties entitled "Graco Executive Long Term Incentive Agreement (Restricted Stock Award)", dated May 6, 1998 (the "Agreement").

WHEREAS, the Management Organization and Compensation Committee of the Board of Directors and Mr. Aristides have discussed the transition of management leadership of the Company, and have determined that in connection with such transition it may be appropriate for Mr. Aristides to retire from the Company before the end of 1999.

NOW, THEREFORE, the parties hereto agree as follows:

1. Section 2(a) of the Agreement is amended to change the phrase therein "March 31, 2000" to "December 27, 1999", the effect being that the vesting of the shares designated by the Agreement to vest on March 31, 2000 shall vest on December 27, 1999.

2. This Amendment Agreement fully replaces, and renders null and void, the amendment to the Agreement signed by the parties dated December 11, 1998.

IN WITNESS WHEREOF, the Company and Mr. Aristides have caused this Amendment Agreement to be executed and delivered, all as of the day and year first above written.



            George Aristides
            /s/George Aristides



            GRACO INC.

            By:/s/Robert M. Mattison
               -----------------------------------------------
               Robert M. Mattison
               Vice President, General Counsel and Secretary